UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 2, 2010

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

In connection with a registration statement filed on October 21, 2009 to register shares issued to an institutional investor in a private transaction, BPZ Resources, Inc. (the “Company”) has received comments from the Securities and Exchange Commission (“SEC”) pertaining to its registration statement, Form 10-K for the year ended December 31, 2008, Definitive Proxy Statement filed on April 30, 2009, Form 10-Q for the period ended September 30, 2009 and the related earnings press release.  In general, the pending questions or comments from the SEC relate to: (i) clarifications in several of the Company’s disclosures; (ii) accounting treatment related to the issuance of earn-out shares in 2007 in connection with the Company’s merger completed on September 10, 2004; (iii) the presentation of the Company’s Compensation Disclosure and Analysis; (iv) the basis for the assumptions underlying the Company’s SEC oil reserves reported for 2008 in light of its actual production performance in 2008 and 2009; and (v) the consideration the Company gave to the reasonable certainty of its assumptions underlying its SEC oil reserves and the related accounting as reported in its financial statements. The Company promptly responded to the SEC’s requests for additional information and, where appropriate, proposed clarifications to its disclosures, none of which it believes are material in light of all of the disclosures and risk factors provided in its public filings to date.

After discussions with the SEC, the Company plans to propose, in particular, additional disclosure concerning the issuance of two tranches of earn-out shares, totaling 18,000,000 shares, to the former holders of BPZ Energy, Inc (“BPZ-Texas”) in 2005 and 2007 as provided for in connection with the September 2004 merger of BPZ-Texas and Navidec, Inc., now known as BPZ Resources, Inc. The additional proposed disclosures, if acceptable to the SEC, will be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009, which is expected to be filed on or about March  16, 2010. The Company expects the proposed changes to also impact the presentation of Stockholders’ Equity in the Company’s Consolidated Balance Sheet. While the Company believes the proposed adjustments in presentation are not material, given its lack of earnings to date, its early stage of activities, and no net impact on total stockholder’s equity, it intends for the adjustments in presentation and additional disclosures to more clearly convey the re-allocation of the value of the Company between the former BPZ-Texas shareholders and all the other shareholders of BPZ Resources, Inc. as a result of the issuance of the earn-out shares.

The SEC is currently reviewing the Company’s responses, and proposed clarifications and could ask additional questions or request additional revisions to its filings, some of which could be material.  In particular, the process of estimating oil and natural gas reserves is complex, requiring interpretations of available technical data and many assumptions, including assumptions relating to economic factors, and therefore  inherently imprecise.  In its review of the Company’s responses and reserve data provided to them, the SEC could disagree with the Company’s independent petroleum engineer’s reserve estimates, including the underlying interpretations and assumptions or the reasonable certainty of the Company’s assumptions, and could request a revision to the present or future estimates of proved reserves and the related accounting of the reserves in its financial statements.  In addition, results of actual future production will depend on production levels that might not be achieved, oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes, and availability of funds, which will most likely vary from the Company’s estimates, and those variances may be material.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: February 2, 2010	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President – Chief Accounting Officer

3